UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Checkpoint Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	47-2568632 (I.R.S. Employer Identification No.)

2 Gansevoort Street, 9th Floor, New York, New York 10014

(Address and Zip Code of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered Common Stock, par value $0.0001 per share	Name of each exchange on which each class is to be registered The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 000-55506

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The description of the common stock, par value $0.0001 per share, of Checkpoint Therapeutics, Inc. (the “Registrant”), as included under the caption “Description of Registrant’s Securities to be Registered” in the Registration Statement on Form 10, as amended, originally filed with the Securities and Exchange Commission (the “Commission”) on July 11, 2016 (Registration No. 000-55506), including exhibits, and as subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Registration Statement.

The Registrant’s common stock to be registered hereunder has been approved for listing on The NASDAQ Capital Market of The NASDAQ Stock Market LLC under the symbol “CKPT.”

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Checkpoint Therapeutics, Inc.

Date: June 22, 2017	By:	/s/ James F. Oliviero
	Name:	James F. Oliviero
	Title:	President and Chief Executive Officer